                                                        PARTNERSHIP EXHIBIT 10.6

THIS FACILITY AGREEMENT is made on the 28th day of March 2001.

BETWEEN:

1. CENTEX DEVELOPMENT COMPANY LP, a Delaware limited partnership whose registered office address is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA (the "LENDER"); and

2. CENTEX DEVELOPMENT COMPANY UK LIMITED, a company incorporated in England with registered number 3720116 whose registered office is at Meirion House, 18-28 Guildford Road, Woking, Surrey GU22 7QF (the "Borrower").

RECITAL

The Lender and the Borrower have agreed that the Borrower may request that the Lender make, and the Lender may (but shall not be bound to) agree to make available to the Borrower a single sterling denominated advance (the "ADVANCE"), subject to the terms and conditions contained in this Agreement and provided that the Advance shall not be made if the amount requested is greater than L.60,000,000.

THE PARTIES AGREE AS FOLLOWS:

1.       ADVANCES AND INTEREST

1.1 Any request for the Advance shall be made no later than 10 am London time on the relevant funding date.

1.2 The Advance shall be denominated in pounds sterling and shall be made in such amount and for such duration as the Borrower may consider appropriate, save that the Advance shall be of a principal amount not greater than L.60,000,000.

1.3 Interest on the Advance shall be charged at a rate equal to 200 basis points (2.0%) above LIBOR (being, in relation to any amount owed by the Borrower hereunder, the rate per annum offered between prime banks in the London interbank market from time to time) and shall be calculated on a daily basis on the principal amount of the Advance, based on a 365 day year. Payments of interest in respect of the Advance shall be made on each anniversary of the date of drawdown of the Advance on a day (other than on Saturday or Sunday) which is not a public holiday on which banks are open for general business in London and New York City whilst such Advance is outstanding and on the maturity date or date of repayment of the Advance.

1.4 The purpose of the Advance is the general corporate purposes of the Borrower including, in particular, repayment of loan notes issued by the Borrower which are due on 30 March 2001.

2.       WARRANTIES

2.1      The Borrower represents and warrants to the Lender that:

         (a) the Borrower is a company duly organized and validly existing under the laws of England and has the power to enter into and perform this Agreement and has taken all necessary action to authorize the entry into and performance of this Agreement and the transactions contemplated hereby;

         (b) this Agreement constitutes a legal, valid and binding obligation of the Borrower and the entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with (i) any law or regulations applicable to the Borrower, or (ii) the memorandum and articles of association of the Borrower, or (iii) any agreement or document to which the Borrower is a party or by which the Borrower is bound; and

         (c) all authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby have been obtained or effected and are in full force and effect.

3.       REPAYMENT

         The Advance (together with all interest accrued thereon and other amounts due or owing to the Lender in connection therewith) shall be repayable by the Borrower upon the demand of the Lender at any time or as otherwise agreed between the Lender and the Borrower.

4.       PREPAYMENT

         The Borrower may prepay without penalty the whole or any part of the Advance (together with interest accrued thereon and any other amounts due or owing to the Lender at such time) at any time unless otherwise agreed.

5.       PAYMENTS

         Unless required by law and unless the Lender and the Borrower agree otherwise, all payments made by the Borrower hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

6.       GENERAL

6.1 No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other right, power or privilege.

6.2 Either party may terminate this Agreement by giving to the other party thirty days notice.

6.3 A notice shall be given in writing by post or facsimile and addressed to the other party at its designated place of business and shall be deemed to be delivered one business day after posting or on the next business day after transmitting.

6.4 This Agreement represents the entire understanding of the parties. It may only be amended or varied by written agreement and signed by both parties.

6.5 This Agreement shall be governed by and construed in accordance with English Law.

6.6 This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

IN WITNESS whereof the parties hereto have entered into this Agreement on the date first above written.



Signed for and on behalf of                    )   /s/ STEPHEN M. WEINBERG
CENTEX DEVELOPMENT COMPANY LP                  )   PRESIDENT OF 3333 DEVELOPMENT
acting by its duly authorised representative   )   CORPORATION, GENERAL PARTNER



Signed for and on behalf of                    )
CENTEX DEVELOPMENT COMPANY                     )   /s/ STEWART BASELEY
UK LIMITED                                     )
acting by its duly authorised representative   )